EXHIBIT 4.12
Agreement No.
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

17TH AMENDMENT TO THE EQUIPMENT SUPPLY AGREEMENT Entered into on June 26, 2014.
By this private instrument, the following Parties, on one side,
NET+PHONE TELECOMUNICAÇÕES LTDA., limited liability company, currently headquartered at Avenida Caminho do Mar, No. 3.115, Bloco C, Pavimento Superior, Parte A, City of São Bernardo do Campo, State of São Paulo, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) under No. [*****], herein represented pursuant to its Bylaws, hereinafter referred to as “CLIENT 1”;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., corporation, headquartered at Avenida Brigadeiro Faria Lima, 1384, 4th floor, Parte A, City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 2”, and jointly with CLIENT 1, as “CLIENTS”; and, on the other side,
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA., limited liability company, headquartered at Rua Santa Mônica, No. 281, Bloco A, City of Cotia, State of São Paulo, Postal Code 06.715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “TRANSIRE SERVIÇOS”;
TEC TOY S.A., corporation, headquartered at Avenida Buriti, 4,120, Distrito Industrial I, City of Manaus, State of Amazonas, Postal Code 69075-830, enrolled with CNPJ/MF under No. [*****], with branch at Rua Santa Mônica, 281, Bloco D, Parque Industrial San Jose, City of Cotia, State of São Paulo, Postal Code 06715865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “TEC TOY”; and
VICTUM SERVIÇOS S.A., private corporation, headquartered at Rua Santa Mônica, No. 281, Bloco E, Parque Industrial San José, City of Cotia, State of São Paulo, Postal Code 06.715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “VICTUM”.
TRANSIRE SERVIÇOS, TECTOY and VICTUM are jointly referred to as SERVICE PROVIDERS or SUPPLIERS.
CLIENT 1, CLIENT 2, TRANSIRE SERVIÇOS, TEC TOY and VICTUM are hereinafter individually referred to as “Party” and jointly as “Parties”.
Whereas:
(i)The Parties executed the Equipment Supply Agreement (“Agreement”) as of June 26, 2014, with subsequent amendments on October 21, 2014; July 3, 2015; October 8, 2015; May 20, 2016; December 9, 2016; February 6, 2017; August 25, 2017; November 5, 2019; October 1, 2020; July 20, 2021; March 18, 2022; May 16, 2022; May 23, 2022 and September 27, 2022; October 25, 2022; and August 04, 2022;
(ii)The Parties wish to adjust the prices applied to the Equipment Maintenance Services included in the Agreement and previously mentioned in the 13th Amendment to the Equipment Supply Agreement.

The Parties have decided to enter into this 17th Amendment to the Equipment Supply Agreement (“Amendment”), pursuant to the following terms and conditions:
1. AMENDMENTS
1.1. The Parties agree to adjust the prices charged for the Equipment maintenance services, replacing the chart in section 2.1 of Exhibit I of the Agreement, previously adjusted by the 13th Amendment to the Equipment Supply Agreement, with the chart below, in force for the Equipment models included below:

Equipment Model	Current Price (R$)	Adjustment Percentage (%)	Adjustment Amount (R$)	New Price (R$)
D150	[*****]	[*****]	[*****]	[*****]
D175	[*****]	[*****]	[*****]	[*****]
D180	[*****]	[*****]	[*****]	[*****]
D177	[*****]	[*****]	[*****]	[*****]
D200 WIFI	[*****]	[*****]	[*****]	[*****]
D188	[*****]	[*****]	[*****]	[*****]
Q60	[*****]	[*****]	[*****]	[*****]
P2	[*****]	[*****]	[*****]	[*****]
D190	[*****]	[*****]	[*****]	[*****]
D195	[*****]	[*****]	[*****]	[*****]
S920	[*****]	[*****]	[*****]	[*****]
Q92	[*****]	[*****]	[*****]	[*****]
A50	[*****]	[*****]	[*****]	[*****]
A930	[*****]	[*****]	[*****]	[*****]
A930 WITH CAMERA	[*****]	[*****]	[*****]	[*****]
D155	[*****]	[*****]	[*****]	[*****]
Assumptions:
•[*****]warranty after maintenance only for Equipment or pursuant to specific terms agreed between the Parties;
•Repair period (SLA): As provided in the Agreement;
•The manufacturer shall bear all operational costs in the event of epidemic defect, provided that its responsibility is proven, otherwise, the CLIENT shall bear the costs.
•Billing within [*****] after the invoice is issued.
1.1.1. For Equipment not mentioned in the chart above, it is kept the same price included in the 13th Amendment executed between the Parties as of May 23, 2022, and those prices shall be in force until the next negotiation by the Parties.
1.2 .The Parties agree that the Equipment repair/maintenance services may be delayed due to proven external factors outside the control of the SUPPLIERS, and in these events, no penalties are applicable to the SUPPLIERS.
1.3. Moreover, it is hereby agreed that the billing for the Equipment Maintenance services shall be performed by PAX BR COMERCIO E SERVIÇOS LTDA., and its information detailed below:

Corporate Name:	TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA.
Doing Business As:	TRANSIRE SERVIÇOS
Address:	Rua Santa Mônica, n° 281, Bloco A, City of Cotia, State of São Paulo, CEP 06.715-865
Phone:	[*****]
Corporate Taxpayers’ Registry # (“CNPJ”):	[*****]
State Registry Enrollment:	[*****]

Corporate Name:	VICTUM SERVIÇOS S.A.
Address:	Rua Santa Mônica, n° 281, Bloco E, City of Cotia, State of São Paulo, CEP 06.715-865
Phone:	[*****]
Corporate Taxpayers’ Registry # (“CNPJ”):	[*****]
1.4. In conclusion, the Parties reinforce that the deadline for Equipment repair by the SUPPLIERS is [*****]days, and, after that period, the SUPPLIERS undertake to purchase the Equipment whose maintenance/repair have not been completed, for the amount to be calculated as per shown below:
1.4.1. For equipment purchased by NETPHONE, the amount to be considered shall be subject to the following calculation: [*****];
1.4.2. For equipment purchased by PAGSEGURO, the amount to be considered shall be subject to the following calculation: [*****];
1.4.3. In all scenarios mentioned, the following procedure shall be adopted: [*****].
1. RATIFICATION
2.1. The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Instrument shall remain unchanged and fully effective.
In witness whereof, the Parties execute this instrument in the electronic form, and such Parties, together with their Witnesses, acknowledge that electronic, digital, and computerized signatures are valid and fully effective, constituting instrument enforceable out-of-court for all legal purposes, even if it such signatures or certifications are not under ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Presidential Decree No. 2,200/2001 in force in Brazil.
Therefore, this Agreement, as well as the Proposals, their exhibits and amendments may be executed through such means.
São Paulo, December 29, 2022.

NET+PHONE TELECOMUNICAÇÕES LTDA.	NET+PHONE TELECOMUNICAÇÕES LTDA.
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.	PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA.	TEC TOY S.A.
VICTUM SERVIÇOS S.A.
Witnesses:

1.	2.
Name: CLAYTON XAVIER RIBEIRO	Name: JULIETE CORREIA
CPF: [*****]	CPF [*****]